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                EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                           RYKA INC. AND SUBSIDIARY
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
                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                   1996         1995
                                                                -----------------------
PRIMARY:
 Weighted average number of shares outstanding                  46,615,326    26,474,326

 Net effect of dilutive stock options and warrants (based on
 the Treasury Stock Method using average market price)                   -            -
                                                                ------------------------

         Total                                                  46,615,326    26,474,326
                                                                ========================

 Net loss                                                     ($   230,109) ($ 2,240,328)
                                                                ========================

 Net loss per share                                           ($       .01) ($       .08)
                                                               =========================

FULLY DILUTED:

 Weighted average number of shares outstanding                       N/A         N/A

 Net effect of dilutive stock options and warrants (based
 on the Treasury Stock Method using the quarter-end
 market price, if greater than the average market price)              -           -
                                                               -------------------------

         Total                                                       N/A         N/A
                                                               =========================

 Net loss                                                            N/A         N/A
                                                               =========================

 Net loss per share                                                  N/A         N/A
                                                               =========================

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